                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12


                            FOUNDRY NETWORKS, INC.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, If Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                            Foundry Networks, Inc.

                   Notice of Annual Meeting of Stockholders
                            To Be Held June 6, 2001

   The Annual Meeting of Stockholders (the "Annual Meeting") of Foundry Networks, Inc., a Delaware corporation (the "Company"), will be held at the Westin Santa Clara Hotel, located at 5101 Great America Parkway, Santa Clara, CA 95054 on Wednesday, June 6, 2001, at 10:00 a.m., local time, for the following purposes:

     1. To elect six (6) directors to serve until the next Annual Meeting or until their respective successors are elected and qualified;

     2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   These proposals are more fully described in the Proxy Statement which is attached and made a part of this Notice.

   The Board of Directors has fixed the close of business on April 9, 2001 as the record date for determining the stockholders entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof.

   All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, however, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                 By Order of the Board of Directors,

                            /s/ Timothy D. Heffner
                                 Timothy D. Heffner
                                 Vice President, Finance and Administration
                                  and Chief Financial Officer
San Jose, California
May 4, 2001


                                   IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                            Foundry Networks, Inc.
                               2100 GOLD STREET
                                P.O. BOX 649100
                        SAN JOSE, CALIFORNIA 95164-9100

                               ----------------

                                PROXY STATEMENT

                               ----------------

General

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Foundry Networks, Inc., a Delaware corporation (the "Company" or "Foundry"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Westin Santa Clara Hotel, located at 5101 Great America Parkway, Santa Clara, CA 95054 on Wednesday, June 6, 2001, at 10:00 a.m., local time, and any adjournment or postponement thereof.

   This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about May 4, 2001.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Jeff Davitt) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

   The close of business on April 9, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 119,136,265 shares of common stock outstanding and held of record by approximately 471 stockholders.

Voting and Solicitation

   Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. Shares of common stock may not be voted cumulatively.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The presence of a quorum is required to transact the business proposed to be transacted at the Annual Meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

   Provided a quorum is present, the nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at the meeting. Abstentions will have no effect on the vote for election of directors, but will have the same practical effect as a negative vote on all other matters submitted to the stockholders.

   The shares represented by the proxies received, properly marked, dated and signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted (i) FOR the election of each of the six
(6) nominees for director named below, (ii) FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, and (iii) as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

   The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting. In addition, the Company may reimburse brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

Annual Report and Form 10-K

   An Annual Report for the fiscal year ended December 31, 2000 is enclosed with this Proxy Statement. In addition, upon written request, we will, without charge, furnish you with a copy of our Form 10-K filed for the fiscal year ended December 31, 2000. The request should be sent to the attention of Jeff Davitt, Stock Administrator, Foundry Networks, Inc., P.O. Box 649100, San Jose, CA 95164. Alternatively, the Form 10-K may be accessed via the Internet from the website for the Securities and Exchange Commission, www. sec.gov.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees

   At the Annual Meeting, the stockholders will elect six (6) directors to serve until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

   Assuming a quorum is present, the six (6) nominees receiving the highest number of votes will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the six (6) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

   The Board has nominated the current members of the Board to be reelected to serve until the 2002 Annual Meeting or until their respective successors are elected and qualified. The names of the nominees, their ages as of April 9, 2001 and certain other information about them are set forth below:

                                                                       Director
        Name of Nominee        Age        Principal Occupation          Since
        ---------------        ---        --------------------         --------
 Bobby R. Johnson, Jr......... 44  President, Chief Executive            1996
                                    Officer and Chairman of the
                                    Board of Directors of Company
 Seth D. Neiman(1)............ 46  Managing Partner of Crosspoint        1996
                                    Venture Partners
 Andrew K. Ludwick(1)......... 55  Private Investor                      1999
 Alfred J. Amoroso............ 51  President and Chief Executive         2000
                                    Officer of CrossWorlds Software,
                                    Inc.
 C. Nicholas Keating, Jr.(2).. 59  President and Chief Executive         2000
                                    Officer of IP Infusion Inc.
 J. Steven Young.............. 39  Co-founder and Chairman of the        2000
                                    Board of Directors of
                                    Found, Inc.

--------
(1) Member of audit committee and compensation committee.

(2) Member of audit committee.

   There are no family relationships among any of the directors or executive officers of the Company.

   Bobby R. Johnson, Jr. co-founded Foundry and has served as President, Chief Executive Officer and Chairman of the board of directors of Foundry since its inception in May 1996. From August 1993 to October 1995, Mr. Johnson co-founded and served as President, Chief Executive Officer and Chairman of the board of directors of Centillion Networks, Inc., a provider of local area network switches. From September 1991 to February 1993, he was Vice President and General Manager of Internetworking Hardware for Network Equipment Technologies, a wide area networking company. Mr. Johnson holds a B.S. with honors from North Carolina State University.

   Seth D. Neiman has served as a member of the board of directors of Foundry since its inception in May 1996. Mr. Neiman is Managing Partner of Crosspoint Venture Partners, a venture capital firm, where he has been a principal since August 1994. Mr. Neiman serves as Chairman of the Board of Brocade Communications Systems, Inc., and as a director of Avanex Corporation, as well as a number of privately held companies. Mr. Neiman holds a B.A. from Ohio State University.

   Andrew K. Ludwick has served as a member of the board of directors of Foundry since May 1999. From September 1995 to October 1997, Mr. Ludwick was Chief Executive Officer of Bay Networks, a networking company. From July 1985 to September 1995, he was founder, President and Chief Executive Officer of SynOptics, an internetworking company. Mr. Ludwick currently serves as a member of the boards of directors of Crossworlds Software, Inc. and a number of private companies. Mr. Ludwick holds a B.A. from Harvard College and an M.B.A. from Harvard Business School.

   Alfred J. Amoroso has served as a member of the board of directors of Foundry since October 2000. Since October 1999, Mr. Amoroso has served as President, Chief Executive Officer and a director of CrossWorlds Software, Inc. From May 1997 to October 1999, he served as General Manager of IBM global services Asia Pacific. From 1993 to 1997, he held various other management positions at IBM, including General Manager of the worldwide insurance business unit, General Manager of the North American insurance business unit and President of the insurance consulting practice. Before joining IBM, Mr. Amoroso held various positions at Price Waterhouse, now PricewaterhouseCoopers, from 1985 to 1993 including lead technology partner and partner in charge of the worldwide insurance consulting practice. Mr. Amoroso holds a B.S. in systems engineering and M.S. in operations research from Polytechnic Institute of Brooklyn.

   C. Nicholas Keating, Jr. has served as a member of the board of directors of Foundry since October 2000. Since October 2000, Mr. Keating has been the President and Chief Executive Officer of IP Infusion Inc., an Internet protocol software development company. He had previously been appointed a member of the board of directors of IP Infusion Inc. in July 2000. From February 1999 to January 2001, he was President and Chief Executive Officer of US Search.com Inc., a Web-based supplier of information products and services. From January 1994 to February 1999 he was a business advisor to a number of companies in the networking, software and semiconductor industries. From May 1987 until December 1993, Mr. Keating served as Vice-President of Network Equipment Technologies, a wide area networking company. In addition to IP Infusion, Inc., Mr. Keating also serves as a director of Energy Solutions International, a publicly traded European company and MCMS Inc., an electronic manufacturing services company. Mr. Keating holds a B.A. and M.A. from American University and was a former Fulbright Scholar.

   J. Steven Young has served as a member of the board of directors of Foundry since October 2000. Mr. Young co-founded and has served as the Chairman of the board of directors of Found, Inc., an e-infrastructure technology solution provider, since February 1999. Mr. Young also serves as a member of the boards of directors of a number of private companies. From May 1987 to June 2000, Mr. Young was the quarterback of the San Francisco 49ers. Mr. Young holds a B.S and J.D. from Brigham Young University.

Meetings and Committees of the Board of Directors

   During the period from January 1, 2000 through December 31, 2000 (the "last fiscal year"), the Board met six (6) times and took action by written consent two (2) times. No director who served as a director during the entire last fiscal year attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. Messrs. Amoroso, Keating and Young attended the one duly noticed meeting which took place during the time in which they were members of the Board.

   The Board has two committees, an audit committee and a compensation committee. During the year ended December 31, 2000, both committees consisted of Mr. Neiman and Mr. Ludwick. At a meeting of the Board held on January 17, 2001, Mr. Keating was added as the third member of the audit committee. During the year ended December 31, 2000, the audit committee met three (3) times. The audit committee recommends the engagement of the Company's independent auditors and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls. The compensation committee establishes and administers the Company's policies regarding annual executive salaries, cash incentives, and equity incentive plans. During the year ended December 31, 2000, the compensation committee did not meet separately from the complete Board. The Board has no nominating committee or committee performing such functions.

Compensation of Directors

   Directors currently receive no cash fees for services provided in that capacity. The Company's 1999 Directors' Stock Option Plan (the "Directors' Plan"), which took effect upon the closing of its initial public offering in October 1999, provides that each person who becomes a nonemployee director of the Company will be granted a nonstatutory stock option to purchase 225,000 shares of common stock on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on the date of each annual meeting of the Company's stockholders at which a director is elected, each such nonemployee director shall be granted an option to purchase 60,000 shares of common stock if, on such date, he or she shall have served on the Company's Board for at least six months. The Directors' Plan provides that stock options granted under it will vest and become exercisable as to 25% of the shares subject to the options on the first anniversary of the date of grant of the options and as to 1/48th of the shares subject to the option on each monthly anniversary of the date of grant of the option thereafter, provided that they will vest and become exercisable in full immediately prior to a transaction which constitutes a "Change of Control," defined as a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

   In connection with their appointment to the Board on October 18, 2000, Messrs. Amoroso, Keating and Young each were granted on that date an option to purchase 225,000 shares of the Company's common stock under the Directors' Plan with a per share exercise price of $66.50, the then fair market value of the common stock based on the closing price of the Company's common stock as listed on the Nasdaq National Market on that date. In addition, Messrs. Neiman, Ludwick, Amoroso, Keating and Young will each have served for more than six months at the time of the Annual Meeting, so each will receive an option to purchase 60,000 shares of the Company's common stock under the Directors' Plan if they are reelected to the Board at the Annual Meeting.

   In an action by written consent dated February 28, 2001, Messrs. Amoroso, Keating and Young each were granted an additional option to purchase 112,500 shares of the Company's common stock, and Messrs. Neiman and Ludwick each were granted an additional option to purchase 20,000 shares of the Company's common stock. These options had a per share exercise price of $11.50, the then fair market value of the common stock based on the closing price of the Company's common stock as listed on the Nasdaq National Market on that date, were granted under the Company's 1996 Stock Plan and vest and become exercisable as to 1/24th of the shares subject to the option on each monthly anniversary of the date of grant.

Recommendation of the Board:

   THE BOARD RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES NAMED ABOVE.

      PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Arthur Andersen LLP has served as the Company's independent auditors since 1998 and has been appointed by the Board to continue as the Company's independent auditors for the year ending December 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

   A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

   THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information that has been provided to the Company regarding the beneficial ownership of our common stock as of March 30, 2001 by: (a) each of our directors and the executive officers named in the Compensation of Executive Officers table of this Proxy Statement (the "Named Executive Officers"); (b) all directors and executive officers as a group; and (c) each person who is known to us to own beneficially more than 5% of our common stock.

                                                                    Percent of
                                                         Number of    Common
                    Name and Address                       Shares     Stock
                    ----------------                     ---------- ----------
Bobby R. Johnson, Jr. .................................. 21,423,912    18.0
Robert W. Shackleton(a).................................    858,053     *
William S. Kallaos(b)...................................    897,727     *
Lee Chen(c).............................................  2,133,646    1.8
Ken K. Cheng(d).........................................  1,085,678     *
Seth D. Neiman..........................................      1,667     *
Andrew K. Ludwick(e)....................................    874,167     *
Alfred J. Amoroso.......................................     10,375     *
C. Nicholas Keating.....................................      9,375     *
J. Steven Young.........................................      9,375     *
All directors and executive officers as a group
 (14 persons)(f)........................................ 33,677,234    28.3

--------
 *  Less than one percent of the outstanding shares of common stock.

(a) Includes 6,094 shares which are subject to our right of repurchase at cost upon cessation of employment, 3,000 shares transferred to his minor children and held in custodial accounts on their behalf, and 178,333 shares issuable upon the exercise of an option which was exercisable within sixty days of March 30, 2001.

(b) Includes 185,000 shares transferred to a grantor retained annuity trust and 651,000 shares transferred to a living trust.

(c) Includes 688,333 shares issuable upon the exercise of an option which was exercisable within sixty days of March 30, 2001.

(d) Includes 425,625 shares which are subject to our right of repurchase at cost upon cessation of employment.

(e) Includes 857,500 shares sold to a family trust of which Mr. Ludwick is a trustee and 15,000 shares transferred to his minor children and held in custodial accounts on their behalf.

(f) Includes 447,031 shares subject to our right of repurchase upon cessation of employment by officers and 1,194,460 shares issuable upon the exercise of options which were exercisable within sixty days of March 30, 2001.

   Except as otherwise noted, the address of each person listed in the table is c/o Foundry Networks, Inc., 2100 Gold Street, P.O. Box 649100, San Jose, California, 95164-9100. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

   The table includes all shares of common stock issuable within sixty days of March 30, 2001 upon the exercise of options and other rights beneficially owned by the indicated stockholders on that date.

   The applicable percentage of ownership for each stockholder is based on 119,130,077 shares of common stock outstanding as of March 30, 2001 together with applicable options for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

                      COMPENSATION OF EXECUTIVE OFFICERS

   The following table shows the compensation earned by (a) Bobby R. Johnson, Jr., the Company's Chief Executive Officer during the fiscal year ended December 31, 2000, (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 2000; and (c) each such individual during the Company's two preceding fiscal years. The amounts in the column entitled "Other Annual Compensation" represent commissions paid, based on total sales, to Messrs. Shackleton and Kallaos. The amounts in the column titled "All Other Compensation" consist of life insurance premiums paid by the Company.

                          Summary Compensation Table

                                                                        Long-Term
                                                                       Compensation
                                         Annual Compensation              Awards
                                  ------------------------------------ ------------
                                                                        Securities
                           Fiscal                       Other Annual    Underlying     All Other
Name & Principal Position   Year  Salary($)   Bonus($) Compensation($)  Options(#)  Compensation($)
-------------------------  ------ ---------   -------- --------------- ------------ ---------------
Bobby R. Johnson, Jr. ...   2000   140,000        --           --             --          420
 President, Chief
  Executive                 1999   140,000        --           --             --          --
 Officer, Chairman of the   1998   139,090        --           --             --          470
 Board of Directors

Robert W. Shackleton.....   2000   110,000      7,500      169,307         80,000         450
 Vice President, North      1999   110,000      5,000      119,447        150,000         323
 American
 Sales                      1998   111,590      2,500       74,112         22,500         504

William S. Kallaos.......   2000   110,000     12,500       69,107         80,000         408
 Vice President,            1999   110,000        --        75,618            --          --
 International
 Sales                      1998   109,090        --        35,821            --          370

Lee Chen.................   2000   150,000      7,500          --         200,000         444
 Vice President, Software   1999   125,000      3,000          --         300,000         471
 Development                1998   102,500     12,000          --         165,000         461

Ken K. Cheng.............   2000   145,000      7,500          --          80,000         405
 Vice President,            1999   145,000      4,500          --         150,000         --
 Marketing
                            1998    54,519(1)     --           --       1,245,000         --

--------
(1) Mr. Cheng's employment with Foundry commenced in July 1998.

                            STOCK PLAN INFORMATION

   The Company maintains four active stock plans for employees, consultants and directors: the 1996 Stock Plan (the "1996 Plan"), the 1999 Employee Stock Purchase Plan (the "ESPP"), the 1999 Directors' Stock Option Plan (the "Directors' Plan") and the 2000 Non-Executive Stock Option Plan (the "2000 Plan"). The 2000 Plan was adopted by the board of directors in October 2000 and permits option grants to employees and consultants of the Company except officers and directors. The Company allocated for issuance under the 2000 Plan approximately 2,000,000 shares that the Company had repurchased from departing employees upon cessation of their employment with the Company which shares did not become available for reissuance under the 1996 Plan. The Company did not obtain stockholder approval of the 2000 Plan. The 1996 Plan allows for the issuance of both incentive stock and nonstatutory stock options, while only nonstatutory stock options may be issued under the Directors' Plan and 2000 Plan. The Company generally issues nonstatutory stock options under both the 1996 Plan and 2000 Plan, and all incentive stock options under the 1996 Plan, at 100% of fair market value. All options issued under the Directors' Plan have exercise prices equal to 100% of fair market value on the date of grant. Options granted to non-officers typically have a ten-year term and a four-year vesting schedule and generally expire 90 days after the optionee terminates his or her employment with the Company. As of

March 30, 2001, there were: 56,235,683 shares of common stock reserved for issuance to date under the 1996 Plan, of which 24,541,479 shares were subject to outstanding options and 12,434 were available for future grant; 1,350,000 shares of common stock reserved for issuance to date under the Directors' Plan, of which 795,000 shares were subject to outstanding options and 555,000 were available for future grant; and 1,996,188 shares of common stock reserved for issuance to date under the 2000 Plan, of which 1,952,167 shares were subject to outstanding options and 44,021 were available for future grant.

   The ESPP allows employees to purchase the Company's stock through payroll deductions at 85% of the lesser of the fair market value of the common stock on either the beginning of a 24-month offering period or on each of four purchase dates that take place within the offering period. As of March 30, 2001, 580,499 shares had been issued under the ESPP and 3,919,501 shares remained available for future issuance.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

   These stock options were granted under the Company's 1996 Stock Plan. The options granted to Messrs. Chen and Cheng vest at the rate of 50% of the total number of shares underlying the options on September 30, 2001, and 50% of the total number of shares underlying the options on June 30, 2002, so long as they remain employees of or consultants to the Company on such vesting date. The options granted to Messrs. Shackleton and Kallaos vest at the rate of 100% of the total number of shares underlying the option on September 30, 2001, so long as they remains employees of or consultants to the Company on such vesting date.

   The percentages below are based on the aggregate of 10,858,400 shares subject to options granted by the Company in 2000. The exercise price per share of each option was equal to the fair market value of our common stock on the date of grant based on the closing price of the Company's common stock as listed on the Nasdaq National Market on that date.

   The potential realizable value assumes that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire 10-year term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC, and do not represent our prediction of stock performance. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of common stock.

                                                  Individual Grants
                          ------------------------------------------------------------------
                                                                        Potential Realizable
                                                                          Value At Assumed
                                                                          Annual Rates of
                           Number Of   % Of Total                              Stock
                          Securities    Options                          Price Appreciation
                          Underlying   Granted To  Exercise             For Option Term ($)
                            Options   Employees in Price Per Expiration --------------------
                          Granted (#) Fiscal Year  Share ($)    Date        5%        10%
                          ----------- ------------ --------- ---------- --------- ----------
Bobby R. Johnson, Jr. ..        --        --           --         --          --         --
Robert W. Shackleton....     80,000       0.7%       59.69    5/22/10   3,003,098  7,610,439
William S. Kallaos......     80,000       0.7%       59.69    5/22/10   3,003,098  7,610,439
Lee Chen................    200,000       1.8%       59.69    5/22/10   7,507,744 19,026,097
Ken K. Cheng............     80,000       0.7%       59.69    5/22/10   3,003,098  7,610,439

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth the number of shares covered by unexercised stock options held by the Named Executive Officers as of the fiscal year ended December 31, 2000, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and $15.00, the per share closing price of the Company's common stock on The Nasdaq Stock Market on December 29, 2000. Neither Bobby R. Johnson, Jr. nor any of the Named Executive Officers exercised any stock options during the fiscal year ended December 31, 2000.

                               Number of Unexercised     Value of Unexercised
                              Options at Fiscal Year     In-the-Money Options
                                        End             at Fiscal Year End ($)
                             ------------------------- -------------------------
             Name            Exercisable Unexercisable Exercisable Unexercisable
             ----            ----------- ------------- ----------- -------------
   Bobby R. Johnson, Jr. ..        --           --            --         --
   Robert W. Shackleton....    150,000       80,000     2,125,005         0
   William S. Kallaos......          0       80,000             0         0
   Lee Chen................    660,000      200,000     9,616,028         0
   Ken K. Cheng............          0       80,000             0         0

   Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   During 2000, the compensation committee of the Board consisted of Seth D. Neiman and Andrew K. Ludwick, two of the Company's non-employee directors. The compensation committee reviews, recommends and approves changes to the Company's compensation policies and benefits programs, establishes and monitors specific compensation levels for executive officers, administers the Company's stock option plans, including approving stock option grants, and otherwise seeks to ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. Bobby R. Johnson, Jr., who is a director as well as the Company's President and Chief Executive Officer, has not participated in deliberations or decisions involving his own compensation.

General Compensation Policy

   Under the supervision of the Board, the Company's compensation policy is designed to attract and retain qualified executives critical to the Company's growth and long-term success. The Company's compensation philosophy for executive officers serves two principal purposes: (i) to provide a total compensation package for executive officers that is competitive with the current market for executive talent and enables the Company to attract and retain key executive and employee talent needed to achieve the Company's business objectives and (ii) to link overall executive compensation to improvements in Company performance.

Elements of Executive Officer Compensation

   The Company's executive compensation consists primarily of salary, health insurance and similar benefits and the award of stock options. In addition, a significant portion of the overall cash compensation packages for the two executive officers leading the Company's sales efforts--Robert W. Shackleton, Vice President of North American Sales and William S. Kallaos, Vice President of International Sales--is comprised of commissions based on total sales derived under their supervision. In general, the compensation committee believes that in the highly competitive, emerging markets in which the Company operates, equity-based compensation provides the greatest incentive for outstanding executive performance and encourages the greatest alignment of management and stockholder long-term interests.

Base Salary

   Base salaries are evaluated annually for all executive officers, including the CEO. The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. The Company's performance does not play a significant role in the determination of base salary. During the Company's 2000 fiscal year, there were no increases to the base salaries of any of the executive officers, including the CEO's. The compensation committee may adjust their salaries in the future based on the factors discussed above.

Cash-Based Incentive Compensation

   Executive officers, other than the Chief Executive Officer, may receive discretionary cash bonuses. In determining the bonus paid to each officer, the Compensation Committee reviews with the Chief Executive Officer the performance of each of the officers in their respective areas of accountability. These bonuses typically do not constitute a material part of the executive officers' total cash compensation packages. In addition, as discussed above, Messrs. Shackleton and Kallaos each receive commissions based on total sales derived under their supervision. These commissions typically represent a material part of their overall cash compensation packages, and the compensation committee believes that they are appropriate and comparable to those received by similarly situated officers of high technology companies of comparable size and market capitalization.

Long-Term Incentive Compensation

   As noted above, the Company has relied substantially on long-term equity-based compensation as the principal means of compensating and incentivizing its executive officers. It is the Company's practice to set option exercise prices for officers at not less than 100% of the fair market value of the Company's common stock on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years.

   In determining the number of shares subject to the stock option grants to executive officers as well as the vesting schedules of such options, the compensation committee considers various subjective factors primarily relating to the responsibilities of the individual officers, their expected future contributions, the number of shares owned by the officer which are not subject to vesting, and the number of shares or options held by the officer which continue to be subject to vesting and the vesting schedules and exercise prices of such shares or options. In addition, the compensation committee examines the level of equity incentives held by each officer relative to the other officers' equity positions and their tenure, responsibilities, experience, and value to the Company. During the Company's 2000 fiscal year, the Company granted all executive officers as a group options to purchase an aggregate of 590,000 shares of the Company's common stock. Mr. Johnson did not receive any option grants in 2000.

Deductibility of Executive Compensation

   The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the

Company to each of its executive officers is expected to be below $1 million and the compensation committee believes that options granted under the Company's 1996 Stock Plan and others outside of the plan to such officers will meet the requirements for qualifying as performance-based, the compensation committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the compensation committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                   Submitted by the compensation committee:
                                                          Seth D. Neiman
                                                          Andrew K. Ludwick

Compensation Committee Interlocks and Insider Participation

   The compensation committee of the Board currently consists of Seth D. Neiman and Andrew K. Ludwick. No member of the compensation committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                            AUDIT COMMITTEE REPORT

   The audit committee of the Board consists of Seth D. Neiman, Andrew K. Ludwick and C. Nicholas Keating, Jr. each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. The audit committee operates under a written charter adopted by the Board, attached to this Proxy Statement as Appendix A.

   Among its other functions, the audit committee recommends to the Board, subject to stockholder ratification, the selection of the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

   In this context the audit committee met three (3) times during the fiscal year 2000, and held discussions with management and the independent accountants. Management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The audit committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

   The Company's independent accountants also provided to the audit committee the written disclosure required by Independence Standards Board Standard No. 1,"Independence Discussions with Audit Committees." The audit committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

   Based on the audit committee's discussion with management and the independent accountants, and the audit committee's review of the representation of management and the report of the independent accountants to the audit committee, the audit committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                        Submitted by the audit committee: Seth D. Neiman
                                                          Andrew K. Ludwick
                                                          C. Nicholas Keating,
                                                           Jr.

           FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

   For the fiscal year ended December 31, 2000, Arthur Andersen LLP, our independent auditor and principal accountant, billed the fees set forth below. The audit committee of the board of directors has considered whether and concluded that the non-audit services provided by Arthur Andersen LLP are compatible with maintaining its independence.

   Annual Audit and Quarterly Review Fees ............................ $319,000
   Financial Information Systems Design and Implementation Fees....... $    --
   All Other Fees..................................................... $561,000

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On October 6, 1998, the Company provided a loan to Ken K. Cheng, Vice President of Marketing, in connection with his exercise of an option for the purchase of common stock, pursuant to a note secured by a stock pledge agreement in the principal amount of $207,458 with an interest rate of 5.03%. Mr. Cheng repaid the loan in full on December 18, 2000. The Company believes that this transaction was on terms no less favorable to it than could have been obtained from unaffiliated third parties.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return data for the Company's stock for the period beginning September 28, 1999 (the date on which the Company's stock was first publicly traded on The Nasdaq National Market) and ending on December 31, 2000 to the cumulative return over such period of (i) The Nasdaq National Market Composite Index and (ii) the Nasdaq Computer Manufacturer Composite Index. The graph assumes that $100 was invested on September 28, 1999 in the common stock of the Company and in each of the comparative indices, and reinvestment of any dividends. The graph further assumes that such amount was initially invested in the common stock of the Company at a per share price of $12.50, the price to which such stock was first offered to the public by the Company on the date of its initial public offering. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                       [PERFORMANCE GRAPH APPEARS HERE]


                            Cumulative Total Return

                               9/28/1999    9/99     12/99      3/00    6/00    9/00   12/00
FOUNDRY NETWORKS, INC.           100.00    504.00  1,206.75  1,150.00  880.00  535.50  120.00
NASDAQ STOCK MARKET (U.S.)       100.00     99.58    147.18    165.18  143.61  132.14   88.56
NASDAQ COMPUTER MANUFACTURER     100.00     99.25    147.88    185.25  160.74  164.04   83.32


                                          Cumulative Total Return
                          -------------------------------------------------------
                          9/28/1999  9/99   12/99     3/00    6/00   9/00  12/00
FOUNDRY NETWORKS, INC...   100.00   504.00 1,206.75 1,150.00 880.00 535.50 120.00
NASDAQ STOCK MARKET
 (U.S.).................   100.00    99.58   147.18   165.18 143.61 132.14  88.56
NASDAQ COMPUTER
 MANUFACTURER...........   100.00    99.25   147.88   185.25 160.74 164.04  83.32

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Proposals of stockholders intended to be included in the Company's proxy statement for the Company's 2002 Annual Meeting of Stockholders must be received by Jeff Davitt, Foundry Networks, Inc., 2100 Gold Street, P.O. Box 649100, San Jose, CA 95164-9100 no later than January 4, 2002. Proposals of stockholders intended to be considered at the 2002 Annual Meeting of Stockholders but not included in the Company's proxy statement for that meeting must be received by the Company at the above address no earlier than March 8, 2002 and no later than April 8, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2000 all Reporting Persons complied with all applicable filing requirements with the exception of the following: Bobby R. Johnson, Jr. inadvertently failed to timely file Form 4s with the SEC with respect to shares of common stock distributed to him in March 2000, May 2000 and September 2000 by a venture capital fund in which Mr. Johnson is a limited partner. On December 12, 2000, Mr. Johnson filed Form 4s with the SEC reporting these distributions.

                                 OTHER MATTERS

   The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                 By Order of the Board of Directors,

                            /s/ Timothy D. Heffner
                                 Timothy D. Heffner
                                 Vice President, Finance and Administration
                                  and Chief Financial Officer

May 4, 2001
San Jose, California

                                  APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                         OF THE BOARD OF DIRECTORS OF
                            FOUNDRY NETWORKS, INC.

PURPOSE:

   The purpose of the Audit Committee of the Board of Directors of Foundry Networks, Inc. and its subsidiaries (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

   In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

   The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, meeting the following criteria:

     1. Each member will be an independent director, as defined in NASDAQ Rule 4200;

     2. Bach member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

   The responsibilities of the Audit Committee shall include:

     1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

     2. Reviewing the independent auditors' proposed audit scope and approach;

     3. Reviewing and providing guidance with respect to the external audit and the Company's relationship with its external auditors by (i) selecting and evaluating the performance of the independent auditors; (ii) reviewing the independent auditors' fee arrangements, proposed audit scope and approach; (iii) obtaining a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the board, and to the extent there are relationships, monitoring and investigating them; (iv) reviewing the independent auditors' peer review conducted every three years; and (v) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

     4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

     5. Reviewing before release, and recommending to the Board of Directors for inclusion in the Company's annual report on Form 10-K, the audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations;

      6. Ensuring that the Company's independent auditors review the Company's interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

      7. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

      8. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of auditor's services and audit committee members and activities;

      9. Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act;

     10. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     11. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

     12. Reviewing the Company's compliance with employee benefit plans;

     13. Overseeing and reviewing the Company's policies regarding information technology and management information systems;

     14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

     15. Reviewing related party transactions for potential conflicts of interest;

     16. Reviewing its own structure, processes and membership requirements;

     17. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
  Schedule 14A; and

     18. Performing other oversight functions as requested by the full Board of Directors.

   In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

MEETINGS:

   The Audit Committee will meet at least three times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

   The Chief Executive Officer, Chief Financial Officer, and the independent auditors shall be invited to attend all meetings. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' examination and management report.

MINUTES:

   The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

   The Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee's charter.

--------------------------------------------------------------------------------
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF FOUNDRY NETWORKS, INC. FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 6, 2001

     The undersigned stockholder of Foundry Networks, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 4, 2001, and hereby appoints Bobby R. Johnson, Jr. and Timothy D. Heffner or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Foundry Networks, Inc. to be held on Wednesday, June 6, 2001, at 10:00 a.m., local time, at the Westin Santa Clara Hotel, 5101 Great America Parkway, Santa Clara, CA 95054 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.   ELECTION OF DIRECTORS:
     [_]  For all nominees listed below (except as indicated).     [_]  Withhold authority to vote for all nominee(s) listed below.

     If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
     Nominees:    Bobby R. Johnson, Jr.                            Seth D. Neiman                    Andrew K. Ludwick
                  Alfred J. Amoroso                                C. Nicholas Keating               J. Steven Young
2.   RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER
     31, 2001:

               [_]  FOR          [_]  AGAINST          [_]  ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

                                        PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF ALL NOMINATED DIRECTORS; (2) FOR RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                    Date:
                                                         -----------------------

                                                    ----------------------------

                                                    Date:
                                                         -----------------------

                                                    ----------------------------
                                                    Signature(s)


                            (This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

--------------------------------------------------------------------------------